As filed with the Securities and Exchange Commission on November 26, 2018.

Registration Statement No. 333-211239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ares Management Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0962035 (I.R.S. Employer Identification Number)

2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Telephone: (310) 201-4100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael D. Weiner
c/o Ares Management Corporation
2000 Avenue of the Stars
12th Floor
Los Angeles, California 90067
Telephone: (310) 201-4100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Philippa M. Bond
Jonathan S. Benloulou
Proskauer Rose LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
Telephone: (310) 557-2900
Facsimile: (310) 557-2193

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-211239 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by Ares Management Corporation, a Delaware corporation (“Ares Corp.”), as the successor registrant to Ares Management, L.P., a Delaware limited partnership (“Ares LP”).  Effective at 12:01 a.m. (Eastern Time) on November 26, 2018, Ares LP converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”). Ares Corp. expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the purposes of this Amendment and the Registration Statement, (i) as of any time prior to the Conversion, references to the “Partnership,” “Ares,” “we,” “us,” “our” and similar terms mean Ares LP and its consolidated subsidiaries and, as of any time after the Conversion, Ares Corp. and its consolidated subsidiaries, (ii) as of any time prior to the Conversion, references to “Ares Management, L.P.” and/or “Partnership” mean Ares LP and its consolidated subsidiaries and, as of any time after the Conversion, if the context requires, references to “Ares Management, L.P.” and/or “Partnership” are deleted and replaced with “Ares Management Corporation” or “our company,” as applicable, which means Ares Corp. and its consolidated subsidiaries, (iii) as of any time prior to the Conversion, references to “our General Partner” mean Ares Management GP LLC, which acted as the general partner of Ares LP, and, as of any time after the Conversion, if the context requires, references to “our General Partner” are deleted and replaced with “the Class B Stockholder” which means the record holder of Class B common stock, par value $0.01 per share, of Ares Corp., (iv) as of any time prior to the Conversion, references to “unitholders” or “shareholders” mean the holders of any limited partnership interest in Ares LP, whether common or preferred, and, as of any time after the Conversion, if the context requires, references to “unitholders” or “shareholders” are deleted and replaced with “stockholders” which means the holders of Class A common stock, par value $0.01 per share, of Ares Corp., (v) as of any time prior to the Conversion, references to “common units” mean the common units of Ares LP and, as of any time after the Conversion, if the context requires, references to “common units” are deleted and replaced with “common stock” which means Class A common stock, par value $0.01 per share, of Ares Corp. and (vi) as of any time prior to the Conversion, references to “preferred units” mean the preferred units of Ares LP and, as of any time after the Conversion, if the context requires, references to “preferred units” are deleted and replaced with “preferred stock” which means the preferred stock of Ares Corp.

The prospectus contained in the Registration Statement incorporates by reference all documents filed by Ares LP under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and will incorporate by reference all documents filed by Ares Corp. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Amendment. The prospectus contained in the Registration Statement, as well as all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective time of the Conversion and incorporated by reference in the Registration Statement, will not reflect the change in our name, type of legal entity or capital stock, among other things. With respect to such information, or any other information contained or incorporated by reference in the Registration Statement that is modified by information subsequently incorporated by reference in the Registration Statement, the statement or information previously contained or incorporated in the Registration Statement shall also be deemed modified or superseded in the same manner.

The Registration Statement and prospectus shall remain unchanged in all other respects. Accordingly, this Amendment consists only of this explanatory note and revised versions of the following parts of the Form S-3: Part II, the signatures, the exhibit index and the exhibits filed in connection with this Amendment.  Applicable filing fees were paid at the time of the original filing of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts are estimated.

SEC registration fee	$ *
Accounting fees and expenses	**
Legal fees and expenses	**
Printing fees	**
Rating agency fees	**
Miscellaneous	**

Total	$ **

*The registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

**The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

The Registrant’s certificate of incorporation provides that in most circumstances the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts on an after tax basis: (i) each member of the board of directors of the Registrant and each officer of the Registrant, (ii) each record holder of Class B common stock, (iii) Ares Management GP LLC (the “Former General Partner”); (iv) any person who is or was a tax matters partner, member, manager, officer or director of any record holder of Class B common stock or the Former General Partner; (v) any member, manager, officer or director of any record holder of Class B common stock or the Former General Partner who is or was serving at the request of any record holder of Class B common stock or the Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another Person; (vi) any Person who controls any record holder of Class B Common Stock or the Former General Partner; or (vii) any person designated by the General Partner as an indemnitee in its sole and absolute discretion.

The Registrant agrees to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. The Registrant also agrees to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of the Registrant’s assets. Record holders of the Class B common stock will not be liable for, nor have any obligation to contribute or loan funds or assets to the Registrant to enable the Registrant to effectuate indemnification. The indemnification of the persons described above shall be secondary to any indemnification such person is entitled from another person or the relevant Ares fund to the extent applicable. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons with its activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Registrant’s certificate of incorporation.

Item 16. Exhibits

The following exhibits are filed as part of this Amendment:

Exhibit Number	Exhibit Document
1.1*	Form of Underwriting Agreement

4.1	Certificate of Conversion of Ares Management, L.P. (incorporated by reference to Exhibit 99.2 of the Current Report on 8-K filed on November 15, 2018)

4.2	Certificate of Incorporation of Ares Management Corporation (incorporated by reference to Exhibit 99.3 of the Current Report on 8-K filed on November 15, 2018)

4.3	Bylaws of Ares Management Corporation (incorporated by reference to Exhibit 99.4 of the Current Report on 8-K filed on November 15, 2018)

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Proskauer Rose LLP (included as part of Exhibit 5.1)

24.1**	Power of Attorney for Antony P. Ressler, Michael R. McFerran, Michael J Arougheti, David B. Kaplan, John H. Kissick, Bennett Rosenthal, Paul G. Joubert, Michael Lynton and Dr. Judy D. Olian.

*To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

**Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)                                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on November 26, 2018.

ARES MANAGEMENT CORPORATION

By:	/s/ Michael R. McFerran
	Name:	Michael R. McFerran
	Title:	Chief Financial Officer & Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

*	Executive Chairman & Co-Founder	November 26, 2018
Antony P. Ressler

*	Partner, Chief Financial Officer & Chief Operating Officer (Principal Financial and	November 26, 2018
Michael R. McFerran	Accounting Officer)

*	Director, Co-Founder, Chief Executive Officer & President (Principal Executive	November 26, 2018
Michael J Arougheti	Officer)

*	Director, Co-Founder & Partner	November 26, 2018
David B. Kaplan

*	Director & Co-Founder	November 26, 2018
John H. Kissick

*	Director, Co-Founder & Partner	November 26, 2018
Bennett Rosenthal

*	Director	November 26, 2018
Paul G. Joubert

*	Director	November 26, 2018
Michael Lynton

*	Director	November 26, 2018
Judy D. Olian

*By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Attorney-In-Fact